UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Bill.com Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On August 29, 2022, Divvy Peach, LLC (“Divvy Peach”), a wholly-owned subsidiary of Bill.com Holdings, Inc., (the “Company”) entered into Amendment No. 3 to Revolving Credit and Security Agreement (the “Credit Agreement Amendment”) with Goldman Sachs Bank USA (“Goldman Sachs”), as administrative agent, amending and restating its existing Revolving Credit and Security Agreement (as amended by the Credit Agreement Amendment, the “Warehouse Facility”) by and among Divvy Peach, the lenders party thereto and Goldman Sachs, as administrative agent.

The revolving loans under the Warehouse Facility will be used to finance the purchase of Divvy charge card receivables. The Credit Agreement Amendment provides for an increase in the borrowing capacity under the Warehouse Facility from $75.0 million to $225.0 million. The Credit Agreement Amendment also extends the maturity of the Warehouse Facility from June 2, 2023 to June 3, 2024. On the final maturity date, the full balance of the revolving loans and all other obligations under the Warehouse Facility must be paid. In connection with the Warehouse Facility, the Company entered into a limited guaranty and indemnity agreement with Goldman Sachs, whereunder the Company provided a limited guaranty with respect to the obligations of Divvy Peach under the Warehouse Facility.

The revolving loans under the Warehouse Facility bear interest at a rate per annum determined by reference to either the SOFR Rate or an Adjusted Benchmark Rate plus an Applicable Margin ranging from 2.65% to 2.75% based on the outstanding principal amount and the date that principal amounts are outstanding. The Warehouse Facility contains customary representations, warranties and ongoing affirmative and negative covenants and agreements. The negative covenants include, among other things, limitations on certain indebtedness, liens, investments, transactions with affiliates, and dividends and other restricted payments. The obligations under the Warehouse Facility are secured by receivables generated by the Company’s Divvy charge card and certain related collateral.

The Warehouse Facility also contains customary events of default, which include, among other things, non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material undischarged judgments, certain events related to plans subject to the Employee Retirement Income Security Act of 1974, as amended, and certain changes of control.

The foregoing description of the Warehouse Facility does not purport to be complete and is qualified in its entirety by reference of the complete text thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL.COM HOLDINGS, INC.

By:	/s/ John Rettig
John Rettig
Chief Financial Officer and Executive Vice President, Finance and Operations

Date: September 2, 2022